Exhibit 99.1

TEL 713.627.7474
FAX 713.626.3650
5151 San Felipe, Suite 800
Houston, Texas 77056

FOR IMMEDIATE RELEASE

Investor Relations
Contact:	Robert Whitlow
Email:	robert.whitlow@tpcgrp.com
Phone:	713-627-7474

Contact:	Ruth Dreessen
Email:	ruth.dreessen@tpcgrp.com
Phone:	713-627-7474

Media Relations
Contact:	Sara Cronin
Email:	sara.cronin@tpcgrp.com
Phone:	713-627-7474

TPC GROUP REPORTS FISCAL 2010 SECOND QUARTER RESULTS

Fiscal 2010 second quarter results reflect improved market stability compared to the prior year quarter

HOUSTON (Friday, February 12, 2010) – TPC Group Inc. (OTC:TXPI.PK) today reported revenues of $415.8 million for the second quarter of fiscal 2010 compared to $410.0 million in last year’s second quarter and $340.2 million in the immediately preceding first quarter of fiscal 2010. The increase compared to the prior year quarter reflects the positive impact of 7% higher sales volume, partially offset by slightly lower average selling prices. The 22% sequential improvement reflects the combined impact of a 12% increase in sales volume and a 9% increase in average selling prices. Fiscal 2010 second quarter net income was $8.4 million, or $0.47 per diluted share, compared to a net loss of $26.7 million, or $1.51 per diluted share, for the prior year quarter and net income of $3.7 million, or $0.21 per diluted share, for the immediately preceding quarter. Fiscal 2010 second quarter net income includes a net amount of $17.1 million (pretax), or $0.62 per diluted share, for the final installment of the recovery from the Company’s business interruption insurance claim related to Hurricane Ike.

Second quarter Adjusted EBITDA (earnings before interest, taxes, depreciation, amortization and additional items) was $27.2 million compared to a negative $17.1 million for the prior year quarter and $20.0 million for the first quarter of fiscal 2010. Adjusted EBITDA for the current year quarter includes the net $17.1 million recovery under the Company’s business interruption insurance policy referred to above. (Note: Adjusted EBITDA is a non-GAAP financial measure and is reconciled below to net income, the most closely related GAAP measure).

Charlie Shaver, President and CEO, commented, “I continue to be encouraged by our fiscal 2010 second quarter results and the underlying stability in market conditions. The improving market conditions through the first and second quarters have resulted in more consistent selling prices and raw material margins across our product lines. During the quarter, our plants ran at planned utilization rates and have maintained those rates into the new year. During the second quarter, we continued to benefit from the profit improvement and cost reduction initiatives completed in the fiscal 2009 fourth quarter. Our customers are seeing strengthened demand for downstream products and, with relatively low inventory levels, we anticipate these favorable conditions to continue.”

Recent Developments:

•

As of January 22, 2010 the Company changed its name from Texas Petrochemicals Inc. to TPC Group Inc. In connection with the name change, the Company launched a new web site, www.tpcgrp.com, with an enhanced Investors page.

•

The Company’s registration statement with the Securities and Exchange Commission became effective January 24, 2010, and going forward, the Company intends to file with the Commission and make available to the investor community customary Exchange Act reports.

•	In February 2010, the Company began a planned turnaround in certain units of its Houston facility, as part of its long-term preventative maintenance program.

Fiscal Second Quarter 2010 Highlights:

•

During the second quarter, the Company received a net amount of $17.1 million as the second and final installment of its business interruption insurance recovery claim related to Hurricane Ike. The total settlement of the claim was $47.0 million, consisting of a $19.5 million deductible, a $10.0 million payment received in fourth quarter of fiscal 2009 and the final payment of $17.5 million, before expenses, received in second quarter of fiscal 2010.

•

In December, as a result of the extended net operating loss carry-back period provided as part of the Worker, Homeownership and Business Assistance Act of 2009 signed into law on November 6, 2009, the Company applied to carry back $124.3 million of its fiscal 2009 net operating loss which, if granted, would allow us to recover $39.8 million of federal income taxes paid for fiscal years 2004, 2005 and 2006.

•	The Company continued to see the positive impact from cost reduction and profit improvement initiatives that were implemented in the fourth quarter of fiscal 2009.

Outlook:

Given the improving business environment, the Company believes that strong demand for its products coupled with recently implemented pricing initiatives should enhance operating margins starting in the fiscal 2010 third quarter. The planned turnaround at the Houston facility should also be completed before the end of the fiscal third quarter, which should allow maximum operating rates during the seasonally strong fiscal fourth quarter. Moreover, in expectation of receipt of the net operating loss carryback, the Company is evaluating options for use of the cash proceeds in a strategic manner designed to maximize value to its stockholders.

Results of Operations

The financial statements and segment information provided at the end of this press release should be referred to when reading the discussion of fiscal 2010 second quarter operating results provided below.

Second Quarter of Fiscal 2010 versus Second Quarter of Fiscal 2009

Revenues

Total revenues for the second quarter of fiscal 2010 were up slightly ($5.8 million, or 1%) compared to the comparable prior year quarter. The higher sales volume had a $60 million positive impact on total revenues compared to the prior year quarter, while the lower average selling prices had an overall negative impact of $54 million. On a segment basis, fiscal 2010 second quarter C4 Processing segment revenues were up $15.1 million and Performance Products segment revenues were down $9.3 million compared to the prior year quarter.

Sales volumes in the prior year quarter, especially for the C4 Processing segment, reflected curtailed product shipments due to the aftermath of Hurricane Ike in September 2009 as well as significant erosion in demand resulting from the global economic recession that began around the latter part of the fiscal 2009 first quarter. The lower Performance Products revenues reflect the discontinuation of a product line in conjunction with a certain contract that expired on December 31, 2009.

The global economic recession also resulted in a steep decline in selling prices over the course of the prior year quarter across all product lines. In spite of the steep decline in selling prices, the average for the prior year quarter was 5% higher than the average selling prices for the current year quarter. The current year quarter, however, reflected a much more stable market environment for the Company’s products in which both overall sales volumes and average selling prices held relatively constant.

Adjusted EBITDA

Fiscal 2010 second quarter Adjusted EBITDA was $27.2 million compared to a negative $17.1 million for the comparable prior year quarter. The primary components of the overall improvement of $44.3 million were improved gross profit of $26.3 million and the net business interruption insurance proceeds of $17.1 million, which are included in Adjusted EBITDA of the C4 Processing segment. The gross profit improvement reflected the positive impact of 7% higher sales volumes, substantially improved average unit margins and a charge of $11.6 million in the prior year quarter related to a lower-of-cost-or-market write-down of the carrying value of December 31, 2008 inventories.

On a segment basis, the overall improvement reflected higher Adjusted EBITDA for the C4 Processing segment of $47.5 million, including the $17.1 million insurance recovery, and slightly lower corporate expenses, partially offset by lower Adjusted EBITDA for the Performance Products segment of $3.5 million. The improvement for the C4 Processing segment reflected 15% higher sales volume, significantly better unit margins and the insurance recovery. The decrease for the Performance Products segment was due primarily to the December 31, 2009 expiration of the sales contract discussed above.

Second Quarter of Fiscal 2010 versus First Quarter of Fiscal 2010

Revenues

Fiscal 2010 second quarter revenues were up $75.6 million, or 22% compared to fiscal 2010 first quarter revenues. The sequential improvement reflected 12% higher sales volume as well as higher average selling prices. The positive impacts of the higher sales volume and higher average selling prices were $33 million and $43 million, respectively. On a segment basis, C4 Processing and Performance Products segment revenues were better than the immediately preceding quarter by $70.4 million, or 26%, and $5.2 million, or 7%, respectively. The primary drivers behind the increase in revenues for the C4 Processing segment were higher sales volumes and higher average selling prices for butadiene, although butadiene pricing weakened somewhat toward the end of the second quarter. The higher Performance Products revenue reflected moderately higher selling prices across all product lines.

Adjusted EBITDA

Adjusted EBITDA for the second quarter of fiscal 2010 was $27.2 million compared to the immediately preceding quarter Adjusted EBITDA of $20.0 million. The overall increase primarily reflected the net business interruption insurance proceeds of $17.1 million, partially offset by lower gross profit of $8.7 million. The lower gross profit was attributable to lower unit margins, partially offset by 12% higher sales volume. Unit margins for both operating segments were eroded by higher average raw material costs. On a segment basis, excluding the impact of the business interruption insurance recovery, the C4 Processing segment Adjusted EBITDA was lower by $8.8 million and the Performance Products segment Adjusted EBITDA was higher by $0.6 million.

Liquidity and Capital Resources

Net cash flow for the fiscal 2010 second quarter was $0.4 million. Cash provided by operating activities was $41.6 million, capital expenditures were $3.0 million and cash used in financing activities was $38.2 million. The primary components of cash provided by operating activities, besides cash generated from ongoing business activities, were the net business interruption insurance recovery of $17.1 million and a reduced investment in working capital of $13.4 million, primarily due to significantly reduced inventory levels at December 31, 2009. Borrowings under the Company’s revolving credit facility decreased by $34.8 million in the second quarter, from $35.2 million as of September 30, 2009 to $0.4 million as of December 31, 2009. Cash used in financing activities consisted primarily of the $34.8 million repayment of revolving credit facility borrowings. Availability under the Company’s Revolving Credit Facility at December 31, 2009 was $122.1 million compared to $86.1 million at the end of the first quarter.

Conference Call

The Company has scheduled a conference call for 11:00 a.m. Eastern Time (10:00 a.m. Central) on Friday, February 12, 2010. To listen to the call, dial (480) 629-9722 at least 10 minutes prior to the start time and ask for the TPC Group call, or access it live via the Internet by logging on to the Company’s Investor web site at http://investors.tpcgrp.com where you will find the webcast listed under Investor Events.

For those unable to listen to the live call, a replay will be available through Friday, February 26, 2010 by calling (303) 590-3030 using pass code 4202676#. Also, an archive of the webcast will be available shortly after the call on the Company’s web site for approximately 90 days.

To supplement the comments we make during the conference call, we have posted slides on our web site on the Investor Events page of the Investor Center section.

TPC Group Inc. is a leading producer of value-added products derived from niche petrochemical raw materials such as C4 hydrocarbons. The Company sells its products into a wide range of performance, specialty and intermediate markets, including synthetic rubber, fuels, lubricant additives, plastics and surfactants. Headquartered in Houston, Texas, and with an operating history of over 68 years, the Company has manufacturing facilities in the industrial corridor adjacent to the Houston Ship Channel, Port Neches and Baytown, Texas and operates a product terminal in Lake Charles, Louisiana. For more information, visit the Company’s web site at http://www.tpcgrp.com.

Cautionary Information Regarding Forward-Looking Statements

Certain statements in this news release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include assumptions, expectations, predictions, intentions or beliefs about future events, particularly statements that may relate to future operating results, existing and expected competition, financing and refinancing sources and availability, and plans related to strategic alternatives or future expansion activities and capital expenditures. Although TPC Group believes that such statements are based on reasonable assumptions, no assurance can be given that such statements will prove to have been correct. A number of factors could cause actual results to vary materially from those expressed or implied in any forward-looking statements, including risks and uncertainties such as volatility in the petrochemicals industry, limitations on the Company’s access to capital, the effects of competition, leverage and debt service, general economic conditions, litigation and governmental investigations, and extensive environmental, health and safety laws and regulations. More information about the risks and uncertainties relating to TPC Group and the forward-looking statements are found in the Company’s SEC filings, including the Registration Statement on Form 10, as amended, which is available free of charge on the SEC’s web site at http://www.sec.gov. TPC Group expressly disclaims any obligation to update any forward-looking statements contained in this news release to reflect events or circumstances that may arise after the date of this release, except as otherwise required by applicable law.

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TPC GROUP INC.

CONSOLIDATED BALANCE SHEETS

(In millions)

	December 31, 2009	September 30, 2009	June 30, 2009
ASSETS
Current assets
Cash and cash equivalents	$0.4	$—	$6.6
Accounts receivable	139.0	130.6	98.5
Income tax receivable	39.8	—	—
Inventories	73.4	88.1	36.9
Other current assets	19.0	22.6	20.3

Total current assets	271.6	241.3	162.3

Property, plant and equipment, net	500.9	507.7	516.3
Investment in limited partnership	3.0	2.8	2.8
Intangible assets, net	6.0	6.0	6.0
Other assets, net	18.9	20.9	22.4

Total assets	$800.4	$778.7	$709.8

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$116.4	$109.9	$86.7
Accrued liabilities	18.7	19.3	19.2
Current portion of long-term debt	5.3	7.7	2.7

Total current liabilities	140.4	136.9	108.6

Long-term debt	268.5	304.4	269.9
Deferred income taxes	99.6	54.2	52.1

Total liabilities	508.5	495.5	430.6

Stockholders’ equity	291.9	283.2	279.2

Total liabilities and stockholders’ equity	$800.4	$778.7	$709.8

TPC GROUP INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited) (In millions, except per share amounts)

	Three Months Ended			Six Months Ended December 31,
	December 31,		September 30,
	2009	2008	2009	2009	2008
Revenues	$415.8	$410.0	$340.2	$755.9	$953.3
Cost of sales	366.8	387.3	282.4	649.2	868.5

Gross profit	49.0	22.7	57.8	106.7	84.8

Operating expenses	32.2	32.8	32.8	65.0	69.6
General and administrative expenses	7.6	9.0	5.7	13.3	18.0
Depreciation and amortization	9.9	10.6	10.3	20.1	20.7
Business interruption insurance recoveries	(17.1)	—	—	(17.1)	—

Income (loss) from operations	16.4	(29.7)	9.0	25.4	(23.5)

Other (income) expense
Interest expense	3.8	5.2	3.7	7.5	9.3
Unrealized loss (gain) on derivatives	(1.2)	5.0	(0.2)	(1.4)	5.3
Other, net	(0.6)	(0.5)	(0.4)	(1.0)	(0.9)

Income (loss) before income taxes	14.4	(39.4)	5.9	20.3	(37.2)

Income tax expense (benefit)	6.0	(12.7)	2.2	8.2	(11.9)

Net income (loss)	$8.4	$(26.7)	$3.7	$12.1	$(25.3)

Earnings per share:
Basic	$0.47	$(1.51)	$0.21	$0.68	$(1.43)
Diluted	$0.47	$(1.51)	$0.21	$0.68	$(1.43)

Weighted average shares outstanding:
Basic	17.9	17.7	17.8	17.9	17.7
Diluted	17.9	17.7	17.8	17.9	17.7

TPC GROUP INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited) (In millions)

	Three Months Ended			Six Months Ended December 31,
	December 31,		September 30,
	2009	2008	2009	2009	2008

Cash flows from operating activities	$41.6	$(16.8)	$(44.5)	$(2.8)	$(11.9)

Cash flows from investing activities
Capital expenditures	(3.0)	(3.4)	(1.6)	(4.6)	(11.2)

	(3.0)	(3.4)	(1.6)	(4.6)	(11.2)

Cash flows from financing activities
Repayments on term loans	(1.1)	(0.7)	(0.7)	(1.8)	(1.4)
Net proceeds from (payments on) revolving credit facility borrowings	(34.8)	22.2	35.2	0.4	24.7
Net proceeds from (payments on) insurance debt	(2.3)	(1.4)	5.0	2.6	2.8
Repurchase of common stock	—	—	—	—	(3.0)

	(38.2)	20.1	39.5	1.2	23.1

Increase (decrease) in cash and cash equivalents	0.4	(0.1)	(6.6)	(6.2)	—

Cash and cash equivalents at beginning of period	—	0.7	6.6	6.6	0.6

Cash and cash equivalents at end of period	$0.4	$0.6	$—	$0.4	$0.6

TPC GROUP INC.

BUSINESS SEGMENT INFORMATION

(Unaudited) (In millions)

	Three Months Ended			Six Months Ended December 31,
	December 31,		September 30,
	2009	2008	2009	2009	2008

Sales volumes (lbs)
C4 Processing	680.6	591.1	585.0	1,265.6	1,096.1
Performance Products	140.8	174.9	149.2	289.9	340.2

	821.4	766.0	734.2	1,555.5	1,436.3

Revenues
C4 Processing	$337.4	$322.3	$267.0	$604.4	$737.2
Performance Products	78.4	87.7	73.2	151.5	216.1

	$415.8	$410.0	$340.2	$755.9	$953.3

Cost of sales (1)
C4 Processing	$302.2	$316.1	$222.2	$524.4	$692.5
Performance Products	64.6	71.2	60.2	124.8	176.0

	$366.8	$387.3	$282.4	$649.2	$868.5

Adjusted EBITDA (2)
C4 Processing	$29.4	$(18.1)	$21.1	$50.4	$(7.5)
Performance Products	4.5	8.0	3.9	8.4	22.7
Corporate	(6.7)	(7.0)	(5.0)	(11.6)	(14.0)

	$27.2	$(17.1)	$20.0	$47.2	$1.2

(1)	Excludes depreciation and amortization and operating expenses.
(2)	See below for further discussion of our calculation of Adjusted EBITDA and its use, and a reconciliation of Adjusted EBITDA to Net Income.

TPC GROUP INC.

RECONCILIATION OF ADJUSTED EBITDA TO NET INCOME

(Unaudited) (in millions)

Adjusted EBITDA is presented and discussed in this earnings release because management believes it enhances understanding by investors and lenders of the Company’s financial performance. Adjusted EBITDA is not a measure computed in accordance with GAAP. Accordingly it does not represent cash flow from operations, nor is it intended to be presented herein as a substitute to operating income or net income as indicators of our operating performance. Adjusted EBITDA is the primary performance measurement used by senior management and our Board of Directors to evaluate operating results of, and to allocate capital resources between, our business segments. We calculate Adjusted EBITDA in accordance with our credit facilities, meaning earnings before interest, taxes, depreciation and amortization, then adjusted to add back certain additional items. Such additional items include certain non-cash items defined by the credit facilities and reflected in the Reconciliation of Adjusted EBITDA to Net Income below. Our calculation of Adjusted EBITDA may be different from the calculation used by other companies; therefore, it may not be comparable to other companies.

A non-GAAP financial measure is a numerical measure of a Company’s historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statements of operations, balance sheets, or statements of cash flows (or equivalent statements) of the Company; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented. In this regard GAAP refers to generally accepted accounting principles in the United States. Provided below is a reconciliation of Adjusted EBITDA (non-GAAP financial measure) to net income (most directly comparable GAAP financial measure).

	Three Months Ended			Six Months Ended December 31,
	December 31,		September 30,
	2009	2008	2009	2009	2008
Adjusted EBITDA (1)
C4 processing	$29.4	$(18.1)	$21.1	$50.4	$(7.5)
Performance products	4.5	8.0	3.9	8.4	22.7
Corporate	(6.7)	(7.0)	(5.0)	(11.6)	(14.0)

	27.2	(17.1)	20.0	47.2	1.2

Reconciliation
Income taxes	(6.0)	12.7	(2.2)	(8.2)	11.9
Interest expense, net	(3.8)	(5.2)	(3.7)	(7.5)	(9.3)
Depreciation and amortization	(9.9)	(10.6)	(10.3)	(20.1)	(20.7)
Non-cash stock-based compensation	(0.3)	(1.5)	(0.3)	(0.7)	(3.1)
Unrealized gain (loss) on derivatives	1.2	(5.0)	0.2	1.4	(5.3)

Net income (loss)	$8.4	$(26.7)	$3.7	$12.1	$(25.3)

(1)	Adjusted EBITDA does not include non-cash stock-based compensation and unrealized gains and losses on derivatives.

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